U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 1, 2006
                                ----------------


                             NORTHERN ETHANOL, INC.
                             ----------------------
        (Exact name of small business issuer as specified in its charter)


         Delaware                      000-51564                 34-2033194
         --------                      ---------                 ----------
State or other jurisdiction     Commission File Number     (IRS Employer ID No.)
     of incorporation)

                              193 King Street East
                                    Suite 300
                        Toronto, Ontario, M5A 1J5, Canada
                        ---------------------------------
                    (Address of principal executive offices)

                                 (416) 366-5511
                                 --------------
                           (Issuer's Telephone Number)

Item 3.02 Unregistered Sales of Equity Securities.

     We had previously reported that on September 8, 2006, we closed a private offering of restricted shares of our Common Stock (the "Shares"). However, subsequently, our Board of Directors did elect to extend this offering. In addition, the number of shares and proceeds received by us was incorrectly stated in our previous Form 8-K report.

     As a result, as of the date of this report, we have received proceeds of $4,096,500 from the sale of 4,096,500 Shares ($1.00 per share). We also have a subscription receivable due in the amount of $175,000 (175,000 shares), as a result of the payment for the same being in Canadian dollars, rather than US dollars. The relevant subscription documentation has been signed by the investor and accepted by us. Unfortunately, this investor is traveling outside of the country. Upon his return we expect that payment in full will be received by us and this matter resolved. We intend to raise up to $5 million in this offering.

     The Shares sold to date were sold to a total of 48 investors, including two
(2) investors that are residents of the United States. Each US investor is an "accredited investor" as that term is defined under Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended. We relied upon the exemption from registration afforded by Regulation D and Regulation S, promulgated under the Securities Act of 1933, as amended, to issue the Shares.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective November 1, 2006, Mr. Richard Smith was appointed as our interim Chief Financial Officer. The understanding between Mr. Smith and us provides for a probationary period of 90 days. If both parties agree, Mr. Smith's position will become permanent thereafter.

     If this position becomes permanent, Mr. Smith shall hold such office until the next annual meeting of our Board of Directors, his resignation, removal or death.

Resume:

     Richard  Smith,  age 47, is our interim Chef Financial  Officer.  From June
2006  through  October  2006,  he  was  an  independent  consultant.   His  most
significant client

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

during this period was Monterra Lumber Mills Limited, Bolton, Ontario, Canada, a private company engaged in the manufacturing of softwood lumber products. From March 2003 through May 2006, Mr. Smith was the Chief Financial Officer for AMJ Campbell, Inc., Mississauga, Ontario, Canada, a private company engaged in moving and storage. From November 2001 through February 2003, Mr. Smith was an independent consultant with his most significant client being SMTC Corporation, Markham, Ontario, Canada, a NASDAQ and TSX listed company engaged in electronics manufacturing services. From August 1998 through October 2001, Mr. Smith was the Chief Financial Officer of SMTC Corporation. Mr. Smith received a Bachelor of Commerce degree from the University of Toronto in 1982 and became a Chartered Accountant by obtaining his certification from the Ontario Institute of Chartered Accountants in 1985. He shall devote substantially all of his time to our business affairs.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2006           NORTHERN ETHANOL, INC.
                                   (Registrant)


                                   By: s/ Gordon Laschinger
                                      ------------------------------------------
                                      Gordon Laschinger, Chief Executive Officer




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